As filed with the Securities and Exchange Commission on April 26, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

On Assignment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4023433
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

26651 West Agoura Road

Calabasas, California  91302

(818) 878-7900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

On Assignment, Inc.

James Brill

Senior Vice President and Chief Financial Officer

26651 West Agoura Road

Calabasas, California  91302

(818) 878-7900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Steven B. Stokdyk, Esq.

Latham & Watkins LLP

633 West Fifth Street, Suite 4000

Los Angeles, CA  90071

(213) 485-1234

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after the registration statement becomes effective, as determined by market and other conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(c) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock	795,292	$11.77	$9,360,586.84	$287.37

(1)               Each share of common stock includes one right to purchase Series A Junior Participating Preferred Stock.  No consideration was received by On Assignment, Inc. for the issuance of the rights.

(2)               Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act and based, pursuant to Rule 457(c) under the Securities Act upon the average of the high and low prices of our common stock on April 20, 2007, which date is within five business days prior to the initial filing of this registration statement, as reported on the Nasdaq National Market.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED APRIL 26, 2007

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

795,292 Shares

On Assignment, Inc.

Common Stock

This prospectus covers up to 795,292 shares of our common stock that may be offered for sale by the stockholders named in this prospectus and the person(s) to whom such stockholders may transfer their shares.  References to shares of our common stock in this prospectus include the associated preferred share purchase rights issued in connection with our stockholder rights plan.  The selling stockholders and any broker-dealer who may participate in sales of the shares may use this prospectus.  See “Plan of Distribution.”

We will not receive proceeds from the sale of these shares.  We will bear substantially all expenses of registration of the shares.  The selling stockholders will pay any underwriting fees, discounts or commissions and transfer taxes.

Our common stock is quoted on the Nasdaq National Market under the symbol “ASGN.”  On April 20, 2007, the last sale price of our common stock as reported on the Nasdaq National Market was $11.83 per share.

Investing in our common stock involves risks.  See the “Risk Factors” section on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2007

We have not authorized any dealer, salesperson or other person to give any information or make any representations that differ from what is contained in this prospectus.  You should not rely on any unauthorized information.  This prospectus does not offer to sell or seek offers to buy any shares in any jurisdiction in which it is unlawful.  The information in this prospectus is current only as of its date.

SUMMARY OF OUR BUSINESS

We are a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare, Medical Financial and Health Information Services. Through the acquisition of Vista Staffing Solutions, Inc. on January 3, 2007, we provide physician staffing, and through the acquisition of Oxford Global Resources, Inc. on January 31, 2007, we provide staffing in the areas of information technology and engineering. We provide clients in these markets with short-term or long-term assignments of contract professionals, contract-to-permanent placement and direct placement of these professionals. Our business currently consists of the following business segments: Lab Support, Healthcare Staffing, Physician Staffing and Information Technology and Engineering Staffing Services.

The Lab Support segment includes our domestic and international life science staffing businesses. Through our Lab Support segment, we provide locally-based contract life science professionals to clients in the biotechnology, pharmaceutical, food and beverage, medical device, personal care, chemical, automotive, educational and environmental industries. Our contract professionals include chemists, clinical research associates, clinical lab assistants, engineers, biologists, biochemists, microbiologists, molecular biologists, food scientists, regulatory affairs specialists, lab assistants and other skilled scientific professionals.

The Healthcare Staffing segment includes our Nurse Travel, Medical Financial and Allied lines of business. Through our Healthcare Staffing segment, we offer our healthcare clients contract professionals, both locally-based and traveling, from more than ten healthcare and medical financial and allied occupations. Our contract professionals include nurses, specialty nurses, health information management professionals, dialysis technicians, surgical technicians, imaging technicians, x-ray technicians, medical technologists, phlebotomists, coders, billers, claims processors and collections staff.

On January 3, 2007, we acquired Vista Staffing Solutions, Inc., pursuant to a Stock Purchase Agreement, dated as of December 3, 2006.  Vista Staffing Solutions, Inc. is a nationwide provider of short and long-term physician staffing (locum tenens) solutions to healthcare providers.

In addition, on January 31, 2007, we acquired Oxford Global Resources, Inc., pursuant to an Agreement and Plan of Merger, dated as of January 3, 2007, as amended January 30, 2007.  Oxford Global Resources, Inc. is a leading provider of high-end consultants with expertise in specialized Information Technology, Software and Hardware Engineering, and Mechanical, Electrical, Validation and Telecommunications Engineering Fields. Oxford was founded in 1984 and is headquartered in Beverly, Massachusetts.

Unless otherwise indicated in this prospectus or any prospectus supplement or the context otherwise requires, references in this prospectus or any accompanying prospectus supplement to “we,” “our,” “our company,” “us,” “On Assignment” or the “company” are used in this document for purposes of convenience and are intended to refer to the combined business of On Assignment, Inc. and our consolidated subsidiaries.

Our principal executive offices are located at 26651 West Agoura Road, Calabasas, California 91302 and our telephone number is (818) 878-7900.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should consider carefully the risk factors contained in our most recent Annual Report on Form 10-K and all other information contained in and incorporated by reference in this prospectus before deciding to purchase shares of our common stock.  Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes and incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein or incorporated by reference that are not statements of historical fact may be deemed to be forward-looking statements. Statements that include the words “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are forward-looking statements. Our actual results could differ materially from those discussed or suggested in the forward looking statements herein and incorporated by reference. Factors that could cause or contribute to these differences or prove our forward-looking statements, by hindsight, to be overly optimistic or unachievable include factors described under the caption “Risk Factors” herein and in the documents incorporated by reference in this prospectus.  Other factors also may contribute to the differences between our forward-looking statements and our actual results. All forward-looking statements in this document are based on information available to us as of the date we file this prospectus, and we assume no obligation to update any forward-looking statement or the reasons why our actual results may differ.

THE SELLING STOCKHOLDERS

The following table provides information regarding the shares held as of April 20, 2007 and to be offered under this prospectus from time to time by each selling stockholder.  Because the selling stockholders may sell all, some or none of their shares using this prospectus, only an estimate can be given as to the number and percentage of shares that each selling stockholder will hold upon termination of this offering.  Our estimate assumes all of the shares being offered under this prospectus are sold by the selling stockholders and is based on an aggregate of 35,170,720 shares of common stock issued and outstanding as of April 20, 2007.  We issued the shares to the selling stockholders in a private placement transaction on February 1, 2007.  In connection with the transaction, we agreed to file a registration statement providing for the resale of the shares as described in this prospectus.

	Number of Shares Owned Prior to	Number of Shares	Shares and Percentage Owned After the Offering
Selling Stockholder(1)	this Offering	Being Offered	Shares	Percentage
Thomas F. Ryan (2)	736,926	736,926	0	*
Thomas F. Ryan Qualified Annuity Trust #3 (3)	41,932	41,932	0	*
Thomas F. Ryan Qualified Annuity Trust #1 F/B/O Tracey Briones (4)	5,478	5,478	0	*
Thomas F. Ryan Qualified Annuity Trust #1 F/B/O Thomas Ryan Jr. (5)	5,478	5,478	0	*
Thomas F. Ryan Qualified Annuity Trust #1 F/B/O Adam Ryan (6)	5,478	5,478	0	*
Total	795,292	795,292	0	*

*Less than 1% of the total shares of our common stock issued and outstanding as of April 20, 2007.

(1) We are unaware of any other material relationship between these selling shareholders and us in the past three years, other than as a result of ownership.  The selling stockholders are the former owners of the shares of common stock of Oxford Global Resources, Inc., which were acquired by On Assignment, Inc., pursuant to an agreement and Plan of Merger, dated as of January 3, 2007, as amended January 30, 2007.

(2) The address of this selling stockholder is 206 Locha Drive, Jupiter, FL 33458.

(3) Share held pursuant to a Trust Agreement dated November 24, 1997, with George H. Rogers III and Thomas F. Ryan as trustees. The address of this selling stockholder is 206 Locha Drive, Jupiter, FL 33458.

(4) Shares held pursuant to a Trust Agreement dated November 24, 2000, with George H. Rogers III and Tracey Briones as trustees. The address of this selling stockholder is c/o Wilmer Cutler Pickering Hale and Dorr LLP, 60 State St., Boston, MA 02109.

(5)  Shares held pursuant to a Trust Agreement dated November 24, 2000, with George H. Rogers III and Thomas F. Ryan, Jr. as trustees. The address of this selling stockholder is c/o Wilmer Cutler Pickering Hale and Dorr LLP, 60 State St., Boston, MA 02109.

(6) Shares held pursuant to a Trust Agreement dated November 24, 2000, with George H. Rogers III and Adam Ryan as trustees. The address of this selling stockholder is c/o Wilmer Cutler Pickering Hale and Dorr LLP, 60 State St., Boston, MA 02109.

PLAN OF DISTRIBUTION

We are registering the shares on behalf of the selling stockholders.  When we use the term “selling stockholders” in this prospectus, it includes donees, pledgees and other transferees who are selling shares received after the date of this prospectus from a selling stockholder whose name appears in “The Selling Stockholders.”

Selling stockholders may sell shares from time to time in a number of ways, including:

•                       in block transactions;

•                       on the Nasdaq National Market or other national securities exchange on which the shares are traded;

•                       in the over-the-counter market;

•                       in negotiated transactions;

•                       through put or call option transactions relating to the shares;

•                       through short sales of shares (to extent required by law); or

•                       through a combination of these methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

The selling stockholders may sell shares in any manner permitted by law, including by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals.  These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both.  The compensation paid to a particular broker-dealer might be in excess of customary commissions.

The selling stockholders and any broker-dealers who act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.  Any commissions received by these broker-dealers and any profit on shares they resell while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act.  Because selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.  We have informed the selling stockholders that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to their sales in the market.

Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

If we are notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, under Rule 424(b) under the Securities Act.  The prospectus supplement will disclose:

•                       the names of the selling stockholder and the participating broker-dealer(s);

•                       the number of shares involved;

•                       the price at which the shares were sold;

•                       the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

•                       that the broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•                       other facts material to the transaction.

In addition, if we are notified by a selling stockholder that a donee, pledgee or other transferee intends to sell more than 500 shares, we will file a supplement to this prospectus if required by law.

We will pay all costs, expenses and fees in connection with the registration of the shares.  The selling stockholders will pay all brokerage commissions and similar selling expenses, if any, attributable to the sale of shares.

We have agreed to indemnify the selling stockholders against certain civil liabilities, including liabilities under the Securities Act. Such indemnification is included in the Agreement and Plan of Merger, dated January 3, 2007, as amended January 30, 2007.

LEGAL MATTERS

The validity of the shares registered hereby has been passed upon for On Assignment, Inc. by Latham & Watkins LLP, Los Angeles, California.

EXPERTS

The financial statements and management report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and include an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123R, Share-Based Payments, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of VSS Holding, Inc. and Subsidiaries as of and for the year ended December 31, 2006 incorporated in this prospectus by reference from the Current Report on Form 8K/A of On Assignment, Inc. dated March 21, 2007 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The balance sheets of Oxford Global Resources, Inc. as of December 31, 2006 and 2005, and the related statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2006 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2006 financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” as of January 1, 2006.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement with respect to the shares and the exhibits and schedules to the registration statement.  For further information about us and the shares, reference is made to the registration statement.

We are subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance with the Securities Exchange Act of 1934, file annual and quarterly reports, proxy materials and other information with the SEC.  You can inspect and copy reports and other information filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  The SEC also maintains an internet site at http://www.sec.gov that contains reports and proxy and information statements regarding issuers, including On Assignment, that file electronically with the SEC.

The following documents are incorporated by reference in this prospectus:

(a)                                  On Assignment’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 16, 2007, containing audited financial statements for each of the years in the three-year period ended December 31, 2006.

(b)                                 The description of capital stock contained in On Assignment’s registration statement on Form S-3 (File No. 333-88034) filed with the SEC on May 25, 2006, including any amendment or report filed for the purpose of updating such description.

(c)                                  On Assignment’s Current Reports on Form 8-K filed with the SEC on January 5, 2007, January 9, 2007, January 30, 2007, February 6, 2007 and April 4, 2007 and Form 8-K/A filed with the SEC on March 21, 2007 and April 18, 2007.

All documents we file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering of the shares shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from their dates of filing.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written request, you may obtain without charge a copy of any or all of the documents incorporated by reference in this prospectus (other than exhibits to such documents which are not specifically incorporated by reference therein).  Upon written request, you may also obtain without charge copies of this prospectus, as amended or supplemented from time to time, and any other documents (or parts of documents) that constitute part of this prospectus under Section 10(a) of the Securities Act of 1933.  You may request a copy of these filings by writing or telephoning us at On Assignment, Inc., 26651 West Agoura Road, Calabasas, California 91302, Attention: Corporate Secretary, Telephone: (818) 878-7900.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by the Registrant in connection with the registration of the common stock.

Securities and Exchange Commission registration fee	$288
Legal fees and expenses	50,000
Accounting fees and expenses	40,000
Miscellaneous expenses	15,000
Total	$105,288

All of the above except the Securities and Exchange Commission registration fee are estimated.

Item 15. Indemnification of Officers and Directors.

Delaware Law

Section 145 of the Delaware General Corporation Law, or the DGCL, permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful.  In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our restated certificate of incorporation, as amended, provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL.  The effect of this provision of our certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by the DGCL:

•                  for any breach of the director’s duty of loyalty to the company or its stockholders;

•                  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•                  in respect of certain unlawful dividend payments or unlawful stock purchases or redemptions; and

•                  for any transaction from which the director derives an improper personal benefit.

This provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further reducing or limiting the liability of directors, then, in accordance with our certificate of incorporation, the liability of our directors to us or our stockholders will be reduced or limited to the fullest extent authorized by the DGCL, as so amended.  Any repeal or amendment of provisions of our restated certificate of incorporation, as amended, reducing or limiting the liability of directors, whether by our stockholders or by changes in law, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further reduce or limit the liability of directors on a retroactive basis.

Restated Certificate of Incorporation and Amended and Restated Bylaws

Our restated certificate of incorporation, as amended, provides that we are authorized, to the fullest extent permitted by applicable law, to indemnify our current and former directors or officers (and any other person to which the DGCL permits us to provide indemnification) through provisions in our bylaws, agreements with such directors, officers or other persons, the vote of stockholders or disinterested directors or otherwise, in each case, in excess of the indemnification and advancement rights otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (including the DGCL and case law), with respect to actions for breach of duty to the company, its stockholders and others.

Any repeal or modification of provisions of our certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or modification with respect to any act or omission occurring prior to such repeal or modification.

The rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights which any person covered by our certificate of incorporation may have or hereafter acquire under law, our certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Our amended and restated bylaws provide that we will, to the fullest extent authorized by applicable law, as such laws may be amended and supplemented from time to time, indemnify our current and former agents made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being an agent of the company or a predecessor company or, at the company’s request, a director or officer of corporation; provided, however, that the company shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by the board of directors of the company.  This right of indemnification shall (i) not be deemed exclusive of any other rights to which such indemnified parties may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be an agent, and (iii) inure to the benefit of the heirs, executors and administrators of such a person.  Our obligation to provide indemnification under our bylaws shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the company or any other person.

Our amended and restated bylaws provide that expenses incurred by an agent of the company in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was an agent of the company (or was serving at the company’s request as a director or officer of another corporation) shall be paid by the company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the company as authorized by relevant sections of the DGCL.  Notwithstanding the foregoing, the company is not required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the company and approved by a majority of the members of the board of directors of the company which alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent’s fiduciary or contractual obligations to the company or any other willful and deliberate breach in bad faith of such agent’s duty to the company or its stockholders.

The foregoing right to indemnification conferred by our amended and restated bylaws is a contract right between the company and each agent who serves in such capacity at any time while the bylaws are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The board of directors, in its discretion, has the power on behalf of the company to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that he or she, his or her testator or intestate, is or was an officer or employee of the company.

To assure the indemnification under our amended and restated bylaws of all directors, officers and employees who are determined by the company or otherwise to be or to have been “fiduciaries” of any employee benefit plan of the corporation which may exist from time to time, Section 145 of the DGCL shall, for the purposes of our amended and restated bylaws, be interpreted as follows: (i) an “other enterprise” shall be deemed to include such an employee benefit plan, including, without limitation, any plan of the company which is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974,” as amended from time to time; (ii) the company shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the company also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed “fines.”

Any repeal or modification of provisions of our amended and restated bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or modification.

Indemnification Agreements

We have entered into indemnification agreements with certain of our directors, officers and certain of our employees and/or agents pursuant to which we have agreed to indemnify and hold harmless such directors, officers, employees and/or agents to the fullest extent authorized or permitted by the DGCL.  In addition, subject to certain exclusions set forth below, we have agreed to indemnify and hold harmless such directors, officers, employees and/or agents against any and all expenses (including attorneys’ fees), witness fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the company) to which such indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that such indemnitee is, was or at any time becomes a director, officer, employee or agent of the company, or is or was serving or at any time serves at the request of the company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and otherwise to the fullest extent as may be provided under the non-exclusivity provisions of our Amended and Restated Bylaws and the DGCL.

Under these indemnification agreements, we are obligated under certain circumstances to advance expenses to certain of our directors, officers, employees and/or agents, subject to such directors, officers, employees and/or agents being required to repay such advances, if it is ultimately determined by a final and non-appealable judicial decision that such indemnitee was not entitled to such expenses under the DGCL, our amended and restated bylaws, the indemnification agreement or otherwise.  All agreements to indemnify and hold harmless any such director, officer, employee or agent under such an indemnification agreement continues during the period in which such indemnitee is a director, officer, employee or agent of the company (or is or was serving at the company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue so long as such indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that such indemnitee was a director, officer, employee and/or agent of the company or serving in any other capacity contemplated by the indemnification agreement.

Notwithstanding the foregoing, we are not obligated to indemnify any of such directors, officers, employees and/or agents in connection with any claim made against such indemnitee: (i) except to the extent that the aggregate losses to be indemnified under such indemnification agreements exceeds the sum of such losses for which such indemnitee is entitled under his or her indemnification agreement or pursuant to any directors and officers insurance that we purchase and maintain on their behalf; (ii) in respect to remuneration paid to such indemnitee if it is determined by a final judgment or other final adjudication that such remuneration was in violation of law; (iii) on account of any suite in which judgment is rendered against such indemnitee for an accounting of profits made from the purchase or sale by such indemnitee of our securities pursuant to Section 16(b) of the Exchange Act, or similar provisions of any federal, state or local law; (iv) on account of such indemnitee’s conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or which constitutes willful misconduct; (v) on account of such indemnitee’s conduct which is the subject of action, suit or proceeding brought by the company and approved by a majority of our board of directors which alleges willful misappropriation of corporate assets by such indemnitee, disclosure of confidential information in violation of such indemnitee’s fiduciary or contractual obligations or any other willful and deliberate breach in bad faith on such indemnitee’s duty to the company or its shareholders; (vi) on account of any action, claim or proceeding (other than a successful proceeding by such indemnitee to enforce rights or collect moneys due under his or her indemnification agreement) initiated by such indemnitee unless such action, claim or proceeding was specifically authorized by our board of directors; and (vii) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

Liability Insurance

We provide liability insurance for our current directors and officers.

Item 16. Exhibits.

Exhibit No.	Description
3.1

Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference from an exhibit to our Current Report on Form 8-K (File No. 0-20540) filed with Securities and Exchange Commission on October 5, 2000).

3.2

Restated Certificate of Incorporation (incorporated by reference from an exhibit to our Annual Report on Form 10-K (File No. 0-20540) for the year ended December 31, 1992 filed with Securities and Exchange Commission on March 30, 1993).

3.3

Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to our Current Report on Form 8-K (File No. 0-20540) filed with the Securities and Exchange Commission on June 5, 2003).

3.4	Amended and Restated Bylaws (incorporated by reference from an exhibit our Current Report on Form 8-K (File No. 0-20540) filed with the Securities and Exchange Commission on May 3, 2002).
4.10

Specimen Certificate for Shares of Common Stock (incorporated by reference from an exhibit to our Registration Statement on Form S-1 (File No. 333-50646) declared effective by the Securities and Exchange Commission on September 21, 1992.

**5.1	Opinion of Latham & Watkins LLP.
**23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
**23.2	Consent of Deloitte & Touche LLP, Independent Auditor.
**23.3	Consent of KPMG LLP, Independent Auditor.
**23.4	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to the signature page hereto).

**          Filed herewith.

Item 17. Undertakings.

(a)                                  The undersigned Registrant hereby undertakes:

(1)                     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)                     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)             each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)                                    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)               To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, On Assignment, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on April 26, 2007.

ON ASSIGNMENT, INC.

By:	/s/ Peter T. Dameris
Peter T. Dameris
Chief Executive Officer and President

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints Peter T. Dameris and James L. Brill, and each of them severally, as his or her true and lawful attorney-in-fact and agent, to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, and the registrant hereby also appoints each such person as its attorney-in-fact and agent with like authority to sign and file any such amendments in its name and behalf.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on April 26, 2007.

Signature	Title

/s/ Peter T. Dameris	Chief Executive Officer (Principal Executive Officer),
Peter T. Dameris	President and Director

/s/ James L. Brill	Senior Vice President and Chief Financial Officer
James L. Brill	(Principal Financial and Accounting Officer)

/s/ Jeremy M. Jones	Director, Chairman of the Board
Jeremy M. Jones

/s/ William E. Brock	Director
William E. Brock

/s/ Elliott Ettenberg	Director
Elliott Ettenberg

/s/ Jonathan S. Holman	Director
Jonathan S. Holman

/s/ Teresa A. Hopp	Director
Teresa A. Hopp

EXHIBIT INDEX

Exhibit No.	Description
3.1

Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference from an exhibit to our Current Report on Form 8-K (File No. 0-20540) filed with Securities and Exchange Commission on October 5, 2000).

3.2

Restated Certificate of Incorporation (incorporated by reference from an exhibit to our Annual Report on Form 10-K (File No. 0-20540) for the year ended December 31, 1992 filed with Securities and Exchange Commission on March 30, 1993).

3.3

Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to our Current Report on Form 8-K (File No. 0-20540) filed with the Securities and Exchange Commission on June 5, 2003).

3.4	Amended and Restated Bylaws (incorporated by reference from an exhibit our Current Report on Form 8-K (File No. 0-20540) filed with the Securities and Exchange Commission on May 3, 2002).
4.10

Specimen Certificate for Shares of Common Stock (incorporated by reference from an exhibit to our Registration Statement on Form S-1 (File No. 333-50646) declared effective by the Securities and Exchange Commission on September 21, 1992.

**5.1	Opinion of Latham & Watkins LLP.
**23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
**23.2	Consent of Deloitte & Touche LLP, Independent Auditor.
**23.3	Consent of KPMG LLP, Independent Auditor.
**23.4	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to the signature page hereto).

**          Filed herewith.